UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2019

ZIVO BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30415	87-0699977
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

2804 Orchard Lake Road, Suite 202, Keego Harbor, Michigan 48320

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (248) 452-9866

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.03 Amendments to the Article of Incorporation or Bylaws; Changes in Fiscal Year

On May 1, 2019, the shareholders of Zivo Bioscience, Inc. approved Articles of Amendment (the “Articles of Amendment”) amending the Company’s Articles of Incorporation to increase the number of the Company’s authorized shares of common stock from 700,000,000 to 1,200,000,000. The Articles of Amendment were filed with the Secretary of State of the State of Nevada on, and effective as of, May 3, 2019. A copy of the Articles of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the annual meeting of the shareholders of Zivo Bioscience, Inc. on May 1, 2019, shareholders: (1) elected the five nominees for Board of Directors to serve until the next annual meeting of shareholders in 2017 and until his/her successor is elected and qualified; and (2) approved the proposal to amend the Company’s Articles of Incorporation to increase the authorized shares of common stock from 700,000,000 to 1,200,000,000. The results of the voting are shown below.

Proposal 1 – Election of Directors

Nominees	Votes For	Withhold
Christopher D. Maggiore	74,511,726	881,319
Nola E. Masterson	74,059,406	1,333,639
John B. Payne	74,108,406	1,284,639
Philip M. Rice II	73,989,306	1,403,739
Robert O. Rondeau	73,921,406	1,474,639

Proposal 2 – Increase in Authorization of Shares from 700,000,000 to 1,200,000

Votes For	Against	Abstain
133,137,553	19,656,077	379,989

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

No.	Description
3.1	Articles of Amendment, as filed with the Secretary of State of the State of Nevada on May 2, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIVO BIOSCIENCE, INC.
Date: May 7, 2019
	By:	/s/ PHILIP M, RICE II
Philip M. Rice, II
Chief Financial Officer